UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 4, 2020

TIPTREE INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-33549	38-3754322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

299 Park Avenue	13th Floor	New York	NY	10171
(Address of Principal Executive Offices)				(Zip Code)

(212) 446-1400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TIPT	NASDAQ	Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 4, 2020, Fortegra Financial Corporation (the “Company”), a subsidiary of Tiptree Inc., entered into a three-year $200.0 million secured credit agreement (the “Credit Agreement”). The Credit Agreement provides for a $200.0 million revolving credit facility (the “Credit Facility”), all of which is available for the issuance of letters of credit, with a sub-limit of $17.5 million for swing loans. The Credit Agreement was entered into among the Company and its 100% owned subsidiary LOTS Intermediate Co. (“LOTS”), as borrowers (the Company and LOTS, collectively, the “Borrowers”), the lenders from time to time party thereto, certain of the Company’s subsidiaries, as guarantors, and Fifth Third Bank, National Association (“Fifth Third” or the “Administrative Agent”), as the administrative agent and issuing lender. The Credit Agreement is secured by substantially all of the assets of the Borrowers and their non-regulated domestic subsidiaries.

The Credit Agreement amends and restates the previously existing Credit Agreement dated as of December 21, 2017 (as amended, restated, amended and restated, modified or supplemented from time to time, the “Existing Credit Agreement”), among the Company and LOTS, as borrowers, the lenders from time to time party thereto, and Fifth Third Bank as administrative agent and issuing lender.

At the Borrowers’ election, borrowings under the Credit Facility will bear interest either at the base rate plus an applicable interest margin or the adjusted LIBOR rate plus an applicable interest margin; provided, however, that all swing loans will be, at the Borrower’s election, base rate loans or loans bearing interest at a rate quoted by Fifth Third. The base rate is a fluctuating interest rate equal to the highest of: (a) Fifth Third’s publicly announced prime lending rate; (b) the federal funds rate plus 0.50%; and (c) the adjusted LIBOR rate, determined on a daily basis for an interest period of one month, plus 1.0%. The adjusted LIBOR rate is the rate per annum obtained by dividing (i) the London interbank offered rate ("LIBOR") for such interest period, provided that the LIBOR rate shall not be less than 0.50%, by (ii) a percentage equal to 1.00 minus the Reserve Percentage (as defined in the Credit Agreement). The applicable interest margin for base rate loans is 1.25% per annum, and the applicable interest margin for LIBOR rate loans is 2.25% per annum. In addition to interest payable on the principal amount of revolving loans outstanding from time to time under the Credit Agreement, the Borrowers are required to pay an unused line fee, payable quarterly in arrears, at a rate of 0.25% per annum of the unused amount of the Credit Facility. The Borrowers will pay a fee equal to 2.25% per annum on the issued and undrawn face amount of letters of credit and a fronting fee for issued and outstanding letters of credit equal to 0.125% per annum.

The Credit Agreement contains customary representations, warranties and affirmative and negative covenants of the Borrowers for the benefit of the Lenders, including, among others, covenants placing limitations on the Company and its subsidiaries with respect to liens, incurrence of indebtedness, mergers, ongoing financial ratios (the “Financial Covenants”) and the Company’s ability to pay dividends or make other distributions with respect to the stock issued by Fortegra (such dividends and distributions, “Restricted Payments”). The Borrowers may use the proceeds of the borrowings under the Credit Facility for working capital, capital expenditures, permitted acquisitions and other general corporate purposes. The Financial Covenants consist of:

•	A maximum Leverage Ratio (as defined in the Credit Agreement) of 3.50:1.00, tested on a quarterly basis at the end of each quarter;

•	A maximum Senior Leverage Ratio (as defined in the Credit Agreement) of 1.00:1.00, tested on a quarterly basis at the end of each quarter; and

•
A minimum NAIC Risk Based Capital Ratio (as defined in the National Association of Insurance Commissioners (“NAIC”) standards), calculated as of the end of each fiscal year, to the “authorized control level,” as defined by the NAIC in its standards of 300.0%, applicable to each regulated insurance subsidiary of the Borrowers.

Events of default under the Credit Agreement include, among other things: failure to pay any principal, interest or fees due under the Credit Agreement prior to the expiration of any applicable grace period; a default in the performance of any covenant in the loan documents that is not timely cured; a materially false representation or warranty made in connection with the Credit Agreement by the Company; a change of control; and the Company’s bankruptcy, insolvency or dissolution.

The foregoing description of the Credit Agreement, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Credit Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

On August 5, 2020, Tiptree Inc. (the “Company” or “Tiptree”) issued a press release announcing its results of operations for the quarter ended June 30, 2020. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information included in Item 1.01 of this Report is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

Included in the press release furnished as Exhibit 99.1 was an announcement that the board of directors of the Company has declared a cash dividend of $0.04 per share to Tiptree’s stockholders, with a record date of August 24, 2020 and a payment date of August 31, 2020.

On August 5, 2020, the Company posted an investor presentation dated August 2020 on the Investor Resources section of www.tiptreeinc.com. The investor presentation is furnished as Exhibit 99.2 to this Form 8-K and incorporated herein by reference. Tiptree’s website is not intended to function as a hyperlink, and the information contained on such website is not a part of this Form 8-K.

The information in Items 2.02 and 7.01 of this Current Report on Form 8-K, including the information contained in Exhibits 99.1 and 99.2, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section. Furthermore, the information in Items 2.02 and 7.01 of this Current Report on Form 8-K, including the information contained in Exhibits 99.1 and 99.2, shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) List of Exhibits:

10.1
Amended and Restated Credit Agreement, dated as of August 4, 2020 by and among Fortegra Financial Corporation (“Fortegra”) and its subsidiary, LOTS Intermediate Co., as borrowers, the lenders from time to time party thereto, certain of Fortegra’s subsidiaries, as guarantors, and Fifth Third Bank, National Association, as the administrative agent and issuing lender.

99.1	Tiptree Inc. press release, dated August 5, 2020
99.2	Tiptree Inc. Investor Presentation - August 2020

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIPTREE INC.

Date:	August 5, 2020	By:	/s/ Jonathan Ilany
Name: Jonathan Ilany
Title: Chief Executive Officer